Exhibit 99.2

GNL
GLOBAL NET LEASE

FACTSHEET
June 30, 2019

COMPANY DESCRIPTION

Global Net Lease, Inc. (NYSE: GNL (common); NYSE: GNL PA (preferred)) is a real estate investment trust that acquires, owns and manages a high-quality, mission critical, diversified portfolio of commercial properties net-leased on a long-term basis to investment grade[1] and creditworthy tenants located in the United States and Western Europe. A differentiated investment strategy, strong tenant base, consistently high occupancy levels, long lease terms and an experienced management team combine to drive long term value for GNL's shareholders.

GNL has paid consistent common stock dividends equivalent to $2.13 per share per year since inception in 2012.

PORTFOLIO AT A GLANCE*

Real Estate Investments, at cost	$3.6 billion
# of Properties	288
Square Feet (millions)	28.3
Tenants	119
Countries	7
Occupancy	99.6%
Weighted Average Remaining Lease Term[2]	8.0 years
% of SLR derived from Investment Grade Tenants[1]	72.2%
% of Leases with Contractual Rent Increases[3]	92.2%

DIVIDEND INFORMATION

Dividend Rate (annualized, per share) common/preferred	**$2.13/$1.81**
Dividend Frequency - common/preferred	Quarterly/Quarterly

PROPERTY TYPES


LIPPERT COMPONENTS
Lippert Components - South Bend,IN

Industrial/Distribution - 41%[4]

Each of these properties net leased on a long-term basis serve a key function to tenant's business. GNL's industrial/distribution facilities include properties which span manufacturing, traditional and cold storage, medical processing or airplane repair.


Nimble Storage - San Jose,CA

Office - 53%[4]

GNL's office properties are net leased to single tenant occupants which view their building as a key driver of the business model.


Wickes
Wickes - Blackpool, UK

Retail - 6%[4]

Net leased to single tenants on a long term basis. GNL's portfolio of retail properties vary from specialty retail serving niche markets to casual dining. GNL's retail tenants provide services which have shown to be e-commerce resistant.

COMPANY HIGHLIGHTS

GEOGRAPHY
Properties in seven countries with a focus on the US and strong sovereign debt rated countries in Europe. The concentration of assets is 58% in the U.S and 42% in Europe.

STRUCTURE AND PRICING
92% of leases have contractual rent increases[3] and the remaining lease term of the portfolio is 8.0 years.[2]

ASSET TYPE
Critical company operational sites strategicially located for the tenants business. The porfolio is made up of 53% Office, 41% Industrial/Distribution and 6% Retail.[4]

PROACTIVE MANAGEMENT
Ongoing analysis of current market conditions, property fundamentals and tenant financials.

CREDIT QUALITY
72.2% Investment grade rated or implied investment grade tenants.[1]

ACCESS TO CAPITAL MARKETS
From January 1, 2019 to June 30, 2019, GNL has raised over $160 million through the equity markets.

**As of June 30, 2019 unless otherwise noted.*

1 As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. Ratings information is as of June 30, 2019 and comprised of 36.6% leased to tenants with an actual investment grade rating and 35.6% leased to tenants with an implied investment grade rating.

2 Weighted average remaining lease term in years is based on square feet as of June 30, 2019.

3 Contractual rent increases include fixed percent or actual increases, or country CPI-indexed increases. Percentage of leases with rent increases is based on square feet as of June 30, 2019.

4 Metric based on straight-line rent ("SLR") as of June 30, 2019.

GEOGRAPHY DIVERSITY



PACIFIC NORTHWEST
MIDWEST
NORTHEAST
MID-ATLANTIC
PACIFIC SOUTHWEST
SOUTHEAST
SOUTHWEST
PUERTO RICO

- Mid-Atlantic - 22 Properties
- Midwest - 63 Properties
- Southeast - 34 Properties
- Pacific Southwest - 11 Properties
- Northeast - 17 Properties
- Southwest - 51 Properties
- Pacific Northwest - 4 Properties
- Puerto Rico - 18 Properties

Total Properties: 220



FIN
NETH
UK
LUX
GER
FR

- Finland - 5 Properties
- France - 7 Properties
- Germany - 8 Properties
- Luxembourg - 1 Properties
- The Netherlands - 5 Properties
- United Kingdom - 42 Properties

Total Properties: 68

TOP TENANT OVERVIEW

Tenant	Rating	Country	Property Type	% of SLR(1)
FedEx	Baa2**	U.S.	Distribution	5%
GSA	Aaa**	U.S.	Office	4%
RWE	Baa3*	GER	Office	4%
amec foster wheeler	Baa2*	U.K.	Office	4%
ING	Aa3	NETH	Office	3%

PENSKE, WM Waste Management, NETSCOUT, NISSAN, Grupo Antolin, FINNAIR

OUR MANAGEMENT TEAM



James L. Nelson
Chief Executive Officer and President

- Joined GNL as an Independent Board Member on March 2017
- Mr. Nelson currently serves as a Board and Audit committee Member for Caesars Entertainment Corp. (since 2019) and lead director of Herbalife Nutrition Ltd. (board member since 2014) and previously a Board and Audit committee Member of Icahn Enterprises from 2001-2019
- Previously served as CEO of Orbitex Management, a financial services company, and Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company



Christopher Masterson
Chief Financial Officer, Treasurer and Secretary

- Previously served as Chief Accounting Officer of GNL
- Past experience includes accounting positions with Goldman Sachs and KPMG
- Certified Public Accountant in New York State

OUR EXTERNAL MANAGER, AR GLOBAL INVESTMENTS

AR Global

AR Global is a global asset manager that began with the goal of transforming the direct investment industry by introducing investment vehicles with innovative and distinct, investor-first features. Since 2009, AR Global has raised and invested over $30 billion in capital, served over 150,000 shareholders, and have grown to become one of the largest external managers of direct investment programs in the U.S. Our suite of sponsored REITs now includes net leased properties in the U.S. and Europe, healthcare real estate, retail shopping centers, and New York City commercial properties with over $10 billion in assets under management.

CONTACT INFORMATION

Phone: 917-475-2153 Email: InvestorRelations@GlobalNetLease.com Website: www.GlobalNetLease.com

**Represents Moody's Implied Rating*
***Represents Tenant Parent Rating even if not a guarantor on the lease.*
1 As of June 30, 2019

Forward-Looking Statement Disclosure

The statements in this report include statements regarding the intent, belief or current expectations of GNL and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including those set forth in the Risk Factors section of GNL's most recent Annual Report on Form 10-K filed on February 28, 2019 and any subsequent Quarterly Reports on Form 10-Q, which are available at the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.